UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 22, 2017 (March 17, 2017)

NATIONSTAR MORTGAGE HOLDINGS INC. (Exact name of registrant as specified in its charter)
Delaware	001-35449	45-2156869
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8950 Cypress Waters Boulevard
Coppell, TX 75019
(Address of principal executive offices)

(469) 549-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
__________________

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Nationstar Mortgage Holdings Inc. (the “Company”) issued a press release today announcing that Amar R. Patel has been appointed as Executive Vice President and Chief Financial Officer on an interim basis effective March 20, 2017. Mr. Patel’s appointment follows the departure of Robert Stiles from the Company as Executive Vice President and Chief Financial Officer on March 17, 2017.

Mr. Patel, 45, has over 20 years of experience in the mortgage industry. Mr. Patel joined Nationstar Mortgage LLC in 2006 and served as its Executive Vice President of Portfolio Investments until July 2015. He held the same title with the Company from 2011 to July 2015. Mr. Patel served as the Company's Senior Vice President of Servicing Finance from July 2015 to September 2016. Mr. Patel has also served as a consultant to the Company.
In connection with Mr. Patel's appointment, Mr. Patel will receive (i) a base salary of $375,000, (ii) a target bonus opportunity of 240% of base salary with a maximum payment of 400% of his base salary under the Nationstar Mortgage LLC Executive Management Incentive Plan and (iii) a sign-on equity award in the monetary amount of $500,000 which vests ratably over three years provided that Mr. Patel remains continuously employed by the Company through each vesting date. Mr. Patel is also subject to non-competition and non-solicitation provisions for the 12-month period immediately following the date of termination of his employment with the Company.
A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Press release of Nationstar Mortgage Holdings Inc., dated March 22, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date: March 22, 2017	By:
Jay Bray
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Nationstar Mortgage Holdings Inc., dated March 22, 2017